UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2010

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (I.R.S. Employer Identification No.)

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 16, 2010, Hovnanian Enterprises, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved certain amendments to the Company’s Amended and Restated 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan (the “Amended Plan”). The Compensation Committee of the Board of Directors of the Company (the “Committee”) and the Board of Directors of the Company previously approved the Amended Plan, subject to the approval of the Company’s shareholders. The Amended Plan, as approved, incorporates the following changes as compared to the existing Amended and Restated 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan (the “Existing Plan”):

•

While the aggregate share reserve covered by the Amended Plan and the Company’s Amended and Restated Senior Executive Short-Term Incentive Plan (the “Bonus Plan”) collectively do not reflect an increase, the Amended Plan allows the Company to satisfy equity awards (“Awards”) granted under the Amended Plan by utilizing the shares available for issuance under the Bonus Plan, provided that any shares so utilized will reduce the number of shares available for issuance under the Bonus Plan;

•	The maximum number of shares for which Awards may be granted under the Amended Plan to any single participant thereunder during a fiscal year have been increased from 1,000,000 to 2,000,000; and
•

For performance awards granted under the Amended Plan that are denominated in shares, the annual maximum grant per participant under the Amended Plan during any fiscal year is 2,000,000 shares (determined at the time of award grant, rather than at settlement). The maximum amount payable in respect of a performance award that is not denominated in shares during a fiscal year to any participant under the Amended Plan remains equal to the greater of (x) $15,000,000 and (y) 2.5 percent (2.5%) of the Company’s income before income taxes (consistent with the limit under the Existing Plan).

In connection with the adoption of the Amended Plan, the Committee and the Board of Directors of the Company approved amendments to the Bonus Plan to allow the Company to satisfy awards granted under the Amended Plan by utilizing the shares available for issuance under the Bonus Plan, provided that any shares so utilized will reduce the number of shares available for issuance under the Bonus Plan.

The material features of the Amended Plan are described in the Company’s definitive Proxy Statement for the Annual Meeting, which description is filed herewith and incorporated herein by reference. The above descriptions of each of the Amended Plan and the Bonus Plan, as amended, are qualified in their entirety by reference to the copies of such agreements filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 16, 2010, the Company held its Annual Meeting at 10:30 a.m. at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York. The following matters were voted upon at the meeting:

(1)

Election of all directors to hold office until the next annual meeting of stockholders. There were no broker non-votes and abstentions had no effect on the vote because such shares are not considered votes cast. The elected directors were:

	Class A		Class B
	Votes For	Votes Withheld	Votes For	Votes Withheld

A. Hovnanian	26,024,281	368,760	134,608,442	2,807
R. Coutts	26,028,896	364,145	134,608,542	2,707
E. Kangas	25,998,912	394,129	134,608,542	2,707
J. Marengi	26,033,436	359,605	134,608,542	2,707
J. Robbins	26,038,200	354,841	134,608,542	2,707
J. Sorsby	25,698,437	694,604	134,608,542	2,707
S. Weinroth	25,953,075	439,966	134,608,542	2,707

(2) Ratification of the selection of Deloitte & Touche, LLP as independent registered public accountants for the fiscal year ending October 31, 2010. There were no broker non-votes.

	Class A	Class B

Votes For	48,905,785	134,637,352
Votes Against	516,216	2,457
Abstain	340,732	0

(2) Approval of amendments (described in Item 5.02 above) to the Company’s Amended and Restated 2008 Stock Incentive Plan.

	Class A	Class B

Votes For	17,206,351	134,607,082
Votes Against	7,297,383	4,167
Abstain	1,889,307	0
Broker Non-votes	23,398,252	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Amended and Restated 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan (incorporated by reference to the definitive Proxy Statement of the Company on Schedule 14A filed on February 1, 2010).
Exhibit 10.2	Amended and Restated Senior Executive Short-Term Incentive Plan.
Exhibit 99.1

The section entitled “(3) Approval of Amendments to the Amended and Restated 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan,” of the definitive Proxy Statement of the Company (incorporated by reference to the definitive Proxy Statement of the Company on Schedule 14A filed on February 1, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)
By:	/s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President and Chief Financial Officer

Date: March 22, 2010

  INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 10.1	Amended and Restated 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan (incorporated by reference to the definitive Proxy Statement of the Company on Schedule 14A filed on February 1, 2010).
Exhibit 10.2	Amended and Restated Senior Executive Short-Term Incentive Plan.
Exhibit 99.1

The section entitled “(3) Approval of Amendments to the Amended and Restated 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan,” of the definitive Proxy Statement of the Company (incorporated by reference to the definitive Proxy Statement of the Company on Schedule 14A filed on February 1, 2010).